UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2011

DFC Global Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 14, 2011, DFC Global Corp. (the "Company") announced that its Board of Directors has approved a stock repurchase plan, authorizing the Company to repurchase in the aggregate up to 5 million of its outstanding common stock.

Under the plan authorized by its Board of Directors, the Company may repurchase shares in open market or block transactions or through privately negotiated transactions as permitted under Rule 10b−18 pursuant to the Securities Exchange Act of 1934, as amended. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions, applicable legal requirements and other factors. The repurchase plan is open-ended in duration, may be suspended or discontinued at any time, and does not obligate the Company to acquire any particular amount of common stock or to acquire shares within any particular timetable.

A copy of the Company’s press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of DFC Global Corp. issued on December 14, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

December 14, 2011	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance, Chief Accounting Officer and Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press release of DFC Global Corp. issued on December 14, 2011